AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 24, 2011

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SED International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Georgia	22-2715444
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4916 North Royal Atlanta Drive, Tucker, Georgia	30084
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange which each class is to be registered
Common Stock, par value $0.01 per share	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box.     X  .

If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act is effective pursuant to General Instruction A.(d), check the following box. .

Securities to be registered pursuant to Section 12(g) of the Act: NONE.

Item 1.

 Description of Registrant's Securities to be Registered.

The description of common stock, par value $0.01 per share, of SED International Holdings, Inc., a Georgia corporation (the “Company”), required by this Item is contained in the Registration Statement of the Company on Form S-3, File No. 333-35069, filed with the Commission on September 5, 1997, as amended on September 19, 1997 and is incorporated herein by reference to such filing.  See "Description of Capital Stock."

Item 2.

 Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation. (1)
3.2	Amendment to Articles of Incorporation. (2)
3.3	Amendment to Articles of Incorporation dated January 21, 2009. (3)
3.4	Bylaws. (1)
3.5	Article 1, Section 1.2 of the Bylaws, as amended on September 18, 2007. (4)
3.6	Article 1, Section 11 of the Bylaws, as amended on January 21, 2009. (3)

__________

1)

Filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and incorporated herein by reference.

2)

Filed as an exhibit to the Company’s Revised Definitive Proxy Statement filed with the SEC on March 26, 2002 and incorporated herein by reference.

3)

Filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and incorporated herein by reference.

4)

Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 19, 2007 and incorporated herein by reference.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:

February 24, 2011

SED INTERNATIONAL HOLDINGS, INC.

By:

 /s/ JONATHAN ELSTER

      Jonathan Elster

Chief Executive Officer